Contact:

Jennifer Chelune
Investor Relations Manager

(734) 997-4910

jennifer.chelune@proquest.com

PROQUEST RECEIVES FURTHER NYSE LISTING EXTENSION

ANN ARBOR, Mich., January 19, 2007 – ProQuest Company (NYSE: PQE), a publisher of information and education solutions, today reported that it has received a further extension for continued listing and trading on the New York Stock Exchange (NYSE) through Monday, April 2, 2007. The extension is to provide ProQuest Company with additional time to meet the Annual Financial Statement Requirement of the NYSE Listed Company Manual, and is subject to ongoing review by the NYSE.

ProQuest Company has not met the Annual Financial Statement Requirement of the NYSE Listed Company Manual as it has not filed its Annual Report on Form 10-K for fiscal year 2005 (2005 10-K) with the SEC. In October 2006, the Company was granted an additional trading period of up to three months by the NYSE, through January 2, 2007, to allow the Company to complete and file its 2005 10-K. In December 2006 the Company notified the NYSE that it would not be able to meet the extended deadline of January 2, 2007. The NYSE agreed to continue for a limited trading period past that date, through January 18, 2007, in order to obtain more information to fully assess the Company’s request for a further three-month extension through April 2, 2007.

The NYSE has indicated to the Company that it will move forward with the initiation of suspension and delisting procedures in the event that ProQuest Company has not filed its Annual Report on Form 10-K for 2005 by April 2, 2007.

ProQuest Company continues to work with its auditors to complete its accounting review and restate its financials. The Company presently expects that it will file its Annual Report on Form 10-K for fiscal 2005 in the first quarter of 2007.

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About ProQuest Company

ProQuest Company (PQE: NYSE) is based in Ann Arbor, Michigan, and is a publisher of information and education solutions. We provide products and services to our customers through two business segments: ProQuest Education and ProQuest Information and Learning. Our Education segment, which includes the Voyager Expanded Learning business, serves the K-12 market. It is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States. ProQuest Information and Learning serves the higher education and public library markets, and is a world leader in collecting, organizing, and publishing high-quality research resources for researchers, faculty, and students in libraries and schools. It is widely known for its strengths in business and economics; general reference; genealogy; humanities; social sciences; and scientific, technical and medical (STM) content. Information and Learning develops products comprising periodicals, newspapers, dissertations, out-of-print books, and other scholarly information from more than 9,000 publishers worldwide.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to the Company’s ability to successfully conclude the review and restatement of its financial results, the discovery of additional restatement items, the ability to renegotiate the terms of its revolving credit agreement and senior notes in connection with defaults under such debt due to any potential restatement if further defaults occur, ability to support its current debt level, the Company’s ability to refinance its outstanding debt and working capital needs, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to consummate the ProQuest Information and Learning segment transaction, including the risk that the buyer might not obtain financing, demand for ProQuest’s products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest’s business including K-12 and higher education, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the Company’s ability to obtain financing, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The Company undertakes no obligation to update any of these statements.

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